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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C. 20549

                            --------------------

                                  FORM 8-K

                               CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) MARCH 6, 2003

                       APPLIED DIGITAL SOLUTIONS, INC.
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           (Exact name of registrant as specified in its charter)


   Missouri                          000-26020           43-1641533
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  (State or other jurisdiction       (Commission         (IRS Employer
  of incorporation)                  File Number)        Identification No.)

  400 Royal Palm Way, Suite 410, Palm Beach, Florida       33480
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  (Address of principal executive offices)              (Zip Code)

  Registrant's telephone number, including area code:    561-805-8000






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ITEM 5.  OTHER EVENTS

Required payment not made by Company under the IBM Credit Agreement and Press Release Regarding Certain Litigation Filed Against IBM Credit LLC and IBM Corporation.

         UNDER THE TERMS OF THE THIRD AMENDED AND RESTATED TERM CREDIT AGREEMENT (THE "IBM CREDIT AGREEMENT") WITH IBM CREDIT CORPORATION, APPLIED DIGITAL SOLUTIONS, INC. (THE "COMPANY") WAS REQUIRED TO REPAY IBM CREDIT CORPORATION $29.8 MILLION OF THE $77.2 MILLION OUTSTANDING PRINCIPAL BALANCE CURRENTLY OWED TO THEM, PLUS $16.4 MILLION OF ACCRUED INTEREST AND EXPENSES (TOTALING APPROXIMATELY $46.2 MILLION), ON OR BEFORE FEBRUARY 28, 2003. THE COMPANY DID NOT MAKE SUCH PAYMENT BY FEBRUARY 28, 2003. ON MARCH 3, 2003, IBM CREDIT CORPORATION NOTIFIED THE COMPANY THAT IT HAD UNTIL MARCH 6, 2003, TO MAKE THE PAYMENT. THE COMPANY DID NOT MAKE THE PAYMENT ON MARCH 6, 2003, AS REQUIRED, AND THE COMPANY HAS NOT ENTERED INTO AN AMENDMENT WITH IBM CREDIT CORPORATION TO RESTRUCTURE THE PAYMENT TERMS AND OTHER PROVISIONS OF THE IBM CREDIT AGREEMENT. IF IBM CREDIT CORPORATION WERE TO ENFORCE ITS RIGHTS AGAINST THE COLLATERAL SECURING THESE OBLIGATIONS, THERE WOULD BE DOUBT THAT THE COMPANY WOULD BE ABLE TO CONTINUE OPERATIONS IN THE NORMAL COURSE OF BUSINESS.

WITH RESPECT TO CERTAIN LITIGATION FILED AGAINST IBM CREDIT LLC AND IBM CORPORATION, THE COMPANY ISSUED A PRESS RELEASE ATTACHED AS EXHIBIT 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


C.  EXHIBITS

Exhibit Number          Description

     99.1                      PRESS RELEASE DATED MARCH 7, 2003.


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                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                APPLIED DIGITAL SOLUTIONS, INC.
                                (Registrant)

Date:  March 7, 2003            By:  /s/ EVAN C. MCKEOWN
                                    ---------------------------
                                    Evan C. McKeown
                                    Vice President and Chief Financial Officer








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